AccuPoll™
The clear choice

June 10, 2005

Mr. Chet Noblett
12961 Marcy Ranch Road
Santa Ana, Calif. 927005

Dear Chet,

I wanted to once again confirm our previous understanding, as to your employment with AccuPoll, Inc. as has been verbally and through email confirmed. This letter shall serve that purpose.

1. Your salary will be reset to $175,000 annually beginning June 15th of 2005 or as the company closes its new $3,000,000 funding.
2. The 'stock option' for 3,000,000 shares in AccuPoll stock under the terms of the 'qualified stock option plan'. The board of directors has approved this.
3. You will continue to be guaranteed 1% of AccuPoll sales in a commission. Software only sales would be 3%.
4. The company will provide a company car when sales of $1,000,000 are achieved.
5. We will continue to provide health coverage.

This is contingent on our next round of funding and assumes that Texas certifies AccuPoll and we receive orders from Texas.

Respectfully,

D. Vadura

Dennis Vadura
Chairman and C.E.O.
AccuPoll, Inc.